PRESS RELEASE

FOR IMMEDIATE RELEASE
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Ormat Technologies Contact:                    Investor Relations Contact
Dita Bronicki                                  Jeff Corbin/Lee Roth
CEO and President                              KCSA Worldwide
+1-775-356-9029                                212-896-1214/212-8961209
DBRONICKI@ORMAT.COM                            JCORBIN@KCSA.COM/LROTH@KCSA.COM

            ORMAT TECHNOLOGIES, INC. ANNOUNCES APPOINTMENT OF NEW CFO

SPARKS, NEVADA, March 10 2005 -- Ormat Technologies, Inc. (NYSE: ORA) today announced the replacement of Ms. Lisa Kidron as the Company's Chief Financial
Officer with Mr. Joseph Tenne, effective March 9, 2005. Ms. Kidron will continue with the Company in the position of Vice President, Financial Controls.

Mr. Tenne, who is 49 years old, served as Chief Financial Officer of Treofan
Germany GmbH & Co. KG from 2003 to 2004. From 1997 until 2003, Mr. Tenne was a partner in Kesselman & Kesselman, Certified Public Accountants in Israel (a
member firm of PricewaterhouseCoopers International Limited). Mr. Tenne is also a member of the Board of Directors of AudioCodes Ltd., a NASDAQ-listed company.
Mr. Tenne obtained a Master of Business Administration from Tel Aviv University in 1987 and a Bachelor of Arts in Accounting and Economics from Tel Aviv
University in 1981. Mr. Tenne is also a Certified Public Accountant in Israel.

Ms. Yehudit Bronicki, Chief Executive Officer of Ormat Technologies, said, "We are pleased to add Mr. Tenne as a member of our management team. His broad experience in financial reporting, as well as the oversight and management of public companies, will enhance our team. At the same time, we thank Ms. Kidron for her efforts and look forward to her continuing contribution in her new role as Vice President, Financial Controls."

ABOUT ORMAT TECHNOLOGIES
Ormat Technologies, Inc. is a vertically integrated company primarily engaged in the geothermal and recovered energy power business. The company designs, develops, builds, owns and operates geothermal power plants and also designs, develops and builds and plans to own and operate, recovered energy-based power plants. Additionally, the company designs, manufactures and sells geothermal and recovered energy power units and other power generating equipment and provides related services. Founded in 1994, the company currently has operations in the
United States, Israel, Guatemala, Kenya, Nicaragua and the Philippines.

SAFE HARBOR STATEMENT
Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities
Litigation Reform Act of 1995. These forward-looking statements generally relate to the company's plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in the Company's Prospectus filed with the Securities and Exchange Commission on November 12, 2004.

          THESE FORWARD-LOOKING STATEMENTS ARE MADE ONLY AS OF THE DATE
           HEREOF, AND WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE
           THE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW
                    INFORMATION, FUTURE EVENTS OR OTHERWISE.

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